Exhibit 99.1

Coty Inc. Reports Positive Fiscal 2013 Fourth Quarter and Full Year Results

Revenue Growth, Margin Expansion, Strong Cash Flow Generation

Dividend Raised to $0.20 per share

NEW YORK, September 17, 2013 -- Coty Inc. (NYSE: COTY) today announced financial results for the fourth quarter and fiscal year ended June 30, 2013.

Results at a glance	Three Months Ended June 30, 2013			Year Ended June 30, 2013
		Change			Change
(in millions, except per share data)		Reported Basis	Constant Currency		Reported Basis	Constant Currency
Net revenues	$1,058.8	3%	4%	$4,649.1	1%	2%
- Like-for-like growth*	4%			2%
Operating (loss) income - reported	(23.9)	(95%)		394.4	>100%
Operating income - adjusted*	45.4	>100%	>100%	572.8	7%	8%
Net (loss) income - reported	(62.3)	(83%)		168.0	>100%
Net income - adjusted*	9.9	>100%		323.2	7%
EPS (diluted) - reported	(0.16)	>100%		0.42	>100%
EPS (diluted) - adjusted	0.03	>100%		0.82	5%

* These measures, as well as “free cash flow,” are Non-GAAP Financial Measures. Refer to “Basis of Presentation and Exceptional Items” and “Non-GAAP Financial Measures” for discussion of these measures. Reconciliations from reported to adjusted results can be found at the end of this release.

Fiscal 2013 Summary

•	Net revenues of $4,649.1 million increased 2% like-for-like and 1% as reported
•	Adjusted operating income of $572.8 million increased 8% at constant currency and 7% at actual rates from $535.9 million in the prior-year period
•	Adjusted net income of $323.2 million increased 7% from $300.7 million in the prior-year period
•	Adjusted earnings per diluted share increased to $0.82 from $0.78 in the prior-year period
•	Net cash provided by operating activities, excluding cash used for private company stock option exercises, was $618.4 million compared to $593.3 million in the prior-year period. Free cash flow, excluding cash used for private company stock option exercises, was $394.5 million for fiscal 2013 compared to $385.9 million in fiscal 2012

Fourth Quarter Fiscal 2013 Summary

•	Net revenues of $1,058.8 million increased 4% like-for-like and 3% as reported
•	Adjusted operating income of $45.4 million increased from $11.6 million in the prior-year period
•	Adjusted net income of $9.9 million increased from ($2.3) million in the prior-year period
•	Adjusted earnings per diluted share increased to $0.03 from ($0.01) in the prior-year period
•	Net cash provided by operating activities, excluding cash used for private company stock option exercises, was $214.1 million compared to $183.4 million in the prior-year period

Commenting on the Company’s performance, Michele Scannavini, CEO of Coty Inc., said, “Coty delivered another year of positive financial performance. Our increase in net revenues was driven by growth in our Fragrances and Color Cosmetics segments as well as positive developments across all regions, particularly the emerging markets.  Operating and net income grew faster than revenues, contributing to margin expansion and demonstrating our ongoing focus on operational efficiency. We continue to show strong ability to convert earnings into cash, enabling us to keep investing to support our growth. We remain committed to our long term strategy to grow revenues in line or faster than the markets and segments where we compete, and to grow earnings faster than sales, driving continuous margin expansion.”

Basis of Presentation and Exceptional Items

The term “like-for-like” describes the performance of the business on a comparable basis, excluding material acquisitions, disposals, discontinued operations and foreign currency exchange translations to the extent applicable. The term “adjusted” excludes the impact of non-recurring items, private company share-based compensation expense and restructuring costs to the extent applicable. Refer to “Non-GAAP Financial Measures” for a definition of free cash flow.

Net revenues are reported by segment and geographic region and are discussed below on a constant currency basis. Operating income is reported by segment. All changes in margin percentage are described in basis points rounded to the nearest tenth of a percent.

Net revenues, adjusted selling, general and administrative expense (SG&A) and adjusted operating income are presented on an actual and a constant currency basis. SG&A, operating income, effective tax rate, net income and earnings per share (EPS) are presented on a reported (GAAP) basis and an adjusted (non-GAAP) basis. Adjusted SG&A, adjusted operating income, adjusted effective tax rate, adjusted net income and adjusted EPS on an actual and constant currency basis, net revenues on a constant currency basis and like-for-like are non-GAAP financial measures. A reconciliation between GAAP and non-GAAP results can be found in the tables and footnotes at the end of this release.

Fiscal 2013 Summary Operating Review

Net revenues of $4,649.1 million increased 2% like-for-like and 1% as reported from the prior-year period. LFL growth was driven by solid increases in the Color Cosmetics and Fragrances segments, with strong performance in our power brands Rimmel, Marc Jacobs, Chloé, and Playboy. This growth was partially offset by lower net revenues in the Skin & Body Care segment. By geographic region, all regions reflected higher net revenues at constant currency led by Asia Pacific with 5% growth. Despite continued economic weakness in Southern European markets, at constant currency EMEA was 1% higher than the previous year.

Gross margin decreased to 60.0% compared to 60.4%. This decline primarily reflected the negative impact of higher customer discounts and allowances necessary to compete in the difficult and highly promotional European market. The decline more than offset the cost of goods savings from our supply chain savings program. Since its implementation in fiscal 2010, the supply chain savings program has contributed to improvements in manufacturing costs resulting from more streamlined manufacturing processes, procurement savings programs with suppliers, and supply chain redesign including improved management of third-party contractors.

Adjusted SG&A expense was flat at constant currency and declined 2% at actual rates. As a percentage of net revenues, adjusted SG&A expense decreased 110 basis points to 45.7%. The reduction was related to lower administrative costs, efficiencies in indirect spending, and a shift of some advertising and consumer promotion spending toward customer discounts and allowances in the last part of the year to keep competitiveness in a highly promotional environment in the mass business, particularly in Southern Europe and in the U.K.

Operating income increased to $394.4 million from $(209.5) million. The reported operating loss in the previous year primarily reflected an asset impairment charge in the Skin & Body Care segment related to acquisitions made in fiscal 2011 and higher share-based compensation.

Adjusted operating income at constant currency increased 8% to $576.3 million from $535.9 million. As a percentage of net revenues, adjusted operating margin increased 70 basis points to 12.3% from 11.6%, primarily driven by lower SG&A expense and amortization expense, partially offset by a decrease in gross margin.

Adjusted effective tax rate was 28.2% in fiscal 2013 compared to 27.7% in the prior year. The increase was primarily due to a change in jurisdictional mix with higher profits in countries with higher tax rates. The cash tax rate for the year was 16.9%.

Net income increased to $168.0 million from $(324.4) million.

Adjusted net income increased to $323.2 million from $300.7 million, primarily reflecting higher operating income and lower interest expense. As a percentage of net revenues, adjusted net income margin increased 50 basis points to 7.0% from 6.5%.

Cash Flows

•	Net cash provided by operating activities for fiscal 2013 was $618.4 million, excluding the $154.5 million cash used for private company stock option exercises, compared to $593.3 million in the prior-year, which excludes $4.0 million used for private company stock option exercises. This increase was driven in part by higher net income and improved management of inventory and accounts receivable.
•	Net debt decreased by $141.1 million to $1,709.8 million from $1,850.9 million at June 30, 2012.
•	Free cash flow, excluding cash used for private company stock option exercises, was $394.5 million in fiscal 2013 compared to $385.9 million in fiscal 2012.
•	The Company believes that cash on hand, cash generated from operations, available credit lines and access to credit markets will be adequate to support its planned business operations on both a near- and long-term basis.

Fiscal 2013 Business Review by Segment

	Year Ended June 30,
			Percent Change		Adjusted Operating		Percent Change
	Net Revenues		Reported	Constant	Income (Loss)		Reported	Constant
(in millions)	2013	2012	Basis	Currency	2013	2012	Basis	Currency

Fragrances	$2,490.7	$2,452.8	2%	3%	$369.7	$340.5	9%	9%
Color Cosmetics	1,468.5	1,430.6	3%	4%	208.8	200.2	4%	4%
Skin & Body Care	689.9	727.9	(5%)	(4%)	(5.7)	(4.8)	N/M	N/M
Total	$4,649.1	$4,611.3	1%	2%	$572.8	$535.9	7%	8%

Fragrances

•	Increased net revenues reflected strong growth in our power brands Marc Jacobs, Chloé and Playboy, bolstered by the success of new launches DOT Marc Jacobs, See by Chloé, and Playboy VIP.
•	Also driving segment growth was the newly established brand Lady Gaga Fame and the strengthening of the Roberto Cavalli brand through new launches, including the extremely successful special edition fragrance for the Middle East, Roberto Cavalli Oud.
•	Operating income for Fragrances increased 9% to $369.7 million from $340.5 million in the prior-year, resulting in 14.8% operating income margin, an improvement of 90 basis points versus fiscal 2012.

Color Cosmetics

•	Segment growth in Color Cosmetics was primarily driven by the outstanding development of the Rimmel brand, gaining market share in the U.S. and Europe. Its double-digit growth was driven by a creative and successful innovation plan and a cutting edge marketing mix, with an innovative and engaging digital program.
•	N.Y.C. New York Color and Manhattan, the Company’s entry price level brands, also contributed to the growth of the segment.
•	Nail care brands OPI and Sally Hansen remained stable versus last year.
•	Operating income for Color Cosmetics increased 4% to $208.8 million from $200.2 million in the prior year, resulting in 14.2% operating income margin, an improvement of 20 basis points compared to fiscal 2012.

Skin & Body Care

•	Skin & Body Care net revenues declined 4%. adidas net revenues were impacted by soft market conditions in Europe and the lack of mega promotions related to major sport events compared to the prior year, which benefitted from Euro Cup promotional activities. adidas experienced strong double-digit growth in China, leveraging the TJoy production and distribution platform, which partially offset the decline experienced in the TJoy brand.
•	philosophy, after a slow start to the year, progressively recovered momentum in the second half of the fiscal year, as our new innovation plan and international expansion started to kick in.
•	Adjusted operating loss for Skin & Body Care was $(5.7) million compared to $(4.8) million in the prior year, resulting in a decline in operating margin of 10 basis points.

Fiscal 2013 Business Review by Geographic Region

	Year Ended June 30,

			Change
	Net Revenues		Reported	Constant
(in millions)	2013	2012	Basis	Currency

Americas	$1,914.8	$1,874.5	2%	2%
EMEA	2,188.9	2,218.0	(1%)	1%
Asia Pacific	545.4	518.8	5%	5%
Total	$4,649.1	$4,611.3	1%	2%

Americas

•	The net revenues increase in the region reflected growth in virtually all countries in the region with the largest increase in the U.S., followed by Latin America and Canada.
•	Higher net revenues in the U.S. were primarily driven by new fragrance launches, including new launches from power brands Marc Jacobs, Calvin Klein and Chloé.
•	Emerging markets in the region, particularly Brazil, Mexico and Argentina, experienced strong double-digit growth.

Europe, the Middle East & Africa

•	Growth at constant currency was driven by emerging markets in the region, primarily Russia, the Middle East, and Travel Retail which all delivered double-digit growth.
•	Growth in the region was achieved despite recessive market conditions in Southern Europe and a slow-down of the U.K. and Eastern European markets.

Asia Pacific

•	The Company recorded double-digit growth in South East Asia, driven primarily by Calvin Klein, Chloé, Marc Jacobs and the introduction of philosophy into the region.
•	Australia delivered strong growth primarily due to growth in Fragrances and the Rimmel brand through expanded distribution.

Both developed and emerging markets experienced net revenue growth during the year, with emerging markets leading the way, growing 6% versus the prior year, and developed markets up 1%. Emerging markets now represent 24% of total net revenues, up from 23% in the prior year.

Fourth Quarter Fiscal 2013 Summary Operating Review

•	For the three months ended June 30, 2013, the Company reported net revenues of $1,058.8 million, an increase of 4% like-for-like and 3% as reported.
•	Fragrances and Skin & Body Care segments both had a strong quarter with 6% net revenue like-for-like growth. By geographic region, net revenue like-for-like growth was driven by Asia Pacific with an 11% increase and EMEA with a 5% increase. Emerging markets had a solid quarter with net revenue growth of 8% compared to the prior-year period, representing 25% of total net revenues.
•	Adjusted operating income increased $33.8 million to $45.4 million from $11.6 million in the prior-year period. Adjusted operating margin increased 320 basis points to 4.3% compared to 1.1%, primarily reflecting lower SG&A expense, partially offset by a decrease in gross margin.
•	Adjusted net income attributable to Coty Inc. increased $12.2 million to $9.9 million from ($2.3) million in the prior-year period. Adjusted net earnings per diluted share increased to $0.03 from ($0.01) in the prior-year period.
•	Net cash provided by operating activities was $214.1 million in the three months ended June 30, 2013, excluding $112.7 million of cash used for private company stock option exercises, compared to $183.4 million in the prior-year period excluding $0.8 million of cash used for private company stock option exercises.

Outlook for Fiscal 2014 First Quarter and Full Year

Over the last few months the Company has seen a deceleration of market growth in the U.S. and Europe, triggering significant trade de-stocking activity, particularly by U.S. mass retailers. As a consequence, Coty estimates net revenues in the first quarter of fiscal 2014 to marginally decline versus the prior year period. The Company expects to return over the course of the fiscal year to its long term target to grow in line or faster than the markets and segments where it competes, when trade inventory is expected to normalize and the Company’s new investments in emerging markets will start to show positive impact on its growth.

The Company will pay an annual dividend of $0.20 per share of the Company’s Class A and Class B Common Stock on October 31, 2013 to stockholders of record at the close of business on October 11, 2013.

Conference Call

Coty Inc. will host a conference call at 9:30 a.m. (ET) today, September 17, 2013 to discuss its results. The dial-in number for the call is 800-510-0146 in the U.S. or 617-614-3449 internationally (conference passcode number: 34186630). The call will also be webcast live at http://investors.coty.com. The conference call will be available for replay.

About Coty Inc.

Coty is a new emerging leader in beauty with net revenues of $4.6 billion for the fiscal year ended June 30, 2013. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories. Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, Davidoff, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

For additional information about Coty Inc., please visit www.coty.com.

Forward Looking Statements

Certain statements in this release are forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “outlook” and similar words or phrases.

Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance. Risks and uncertainties to which our forward-looking statements are subject include:

•	our ability to achieve our global business strategy, compete effectively in the beauty industry and anticipate, gauge and response to rapid changes in market trends and consumer preferences;
•	our ability to identify suitable acquisition targets and realize the full intended benefit of acquisitions we undertake and managerial, integration, operational and financial risks associated with those acquisitions;
•	risks related to our international operations, including foreign political, regulatory, economic and reputational risks;
•	dependence on certain licenses, on entities performing our outsourced functions and on third-party suppliers;
•	our and our brand partners’ and licensors’ ability to obtain, maintain and protect the intellectual property rights used in our products and our abilities to protect our respective reputations;
•	impairments to our goodwill and other assets;
•	global political and/or economic uncertainties or disruptions, including a general economic downturn, the debt crisis and economic environment in Europe, a sudden disruption in business conditions affecting consumer purchases of our products, volatility in the financial markets and fluctuations in currency exchange rates;
•	our ability to manage seasonal variability;
•	changes in the retail environment in which we sell our products;
•	disruptions in operations;
•	increasing dependency on information technology and our ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;
•	changes in laws, regulations and policies that affect our business or products;
•	our new product introductions may not be as successful as we anticipate; and the illegal distribution and sale by third parties of counterfeit versions of our products;

More information about potential risks and uncertainties that could affect our business and financial results is included under “Risk Factors” and “Management Discussion and Analysis of financial Condition and Results of Operations” in the Company’s Registration Statement on Form S-1 and other periodic reports the Company may file with the Securities and Exchange Commission from time to time.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

Non-GAAP Financial Measures

The company operates on a global basis, with the majority of net revenues generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect results of operations. Therefore, to supplement financial results presented in accordance with GAAP, certain financial information is presented excluding the impact of foreign currency exchange translations to provide a framework for assessing how the underlying businesses performed excluding the impact of foreign currency exchange translations (“constant currency”). Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency information by translating current and prior-period results for entities reporting in currencies other than U.S. dollars into U.S. dollars using constant foreign currency exchange rates. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies. The Company discloses the following constant currency financial measures: net revenues, adjusted SG&A expense and adjusted operating income.

The Company presents growth on a like-for-like basis. The Company believes that like-for-like growth better enables management and investors to analyze and compare our organic growth from period to period. In the periods described in this release, like-for-like growth only excludes the impact of foreign currency exchange translations and therefore is the same as constant currency presentations. See the table entitled “Reconciliation of Reported to Adjusted Results for the Consolidated Statements of Operation.”

The Company presents SG&A expense, operating income, effective tax rate, net income and EPS on a non-GAAP basis and specifies that these measures are non-GAAP by using the term “adjusted”. The Company believes these non-GAAP financial measures better enable management and investors to analyze and compare the underlying business results from period to period. In calculating, SG&A expense, operating income, effective tax rate, net income and EPS, the Company excludes the impact of nonrecurring items, private company share-based compensation expense and restructuring costs. The Company has provided a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. For a reconciliation of adjusted SG&A expense to SG&A expense, and adjusted EPS to EPS, see the table entitled “Reconciliation of Reported to Adjusted Results for the Consolidated Statements of Operation.” For a reconciliation of adjusted operating income to operating income, see the table entitled “Reconciliation of Reported Operating Income to Adjusted Operating Income.” For a reconciliation of adjusted effective tax rate to effective tax rate, see the table entitled “Reconciliation of Reported Income Before Income Taxes and Effective Tax Rates to Adjusted Income Before Income Taxes and Effective Taxes.” For a reconciliation of adjusted net income to net income, see the table entitled “Reconciliation of Reported Net Income to Adjusted Net Income.”

The Company also presents free cash flow. Free cash flow is defined as net cash provided by operating activities, less capital expenditures and the contingent purchase price consideration payments of up to $30.0 per year related to the Unilever Cosmetics International acquisition. Free cash flow excludes cash used for private company stock option exercises and cash used for acquisitions. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions. For a reconciliation of Free Cash Flow, see the table entitled “reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow”.

These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

- Tables Follow –

COTY INC.

SUPPLEMENTAL SCHEDULES INCLUDING NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS FOR THE CONSOLIDATED STATEMENTS OF OPERATIONS

These supplemental schedules provide adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	Year Ended June 30, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency

Net revenues	$4,649.1	$—	$4,649.1	$53.7	$4,702.8
Cost of sales	1,860.3	—	1,860.3	21.3	1,881.6
Gross Profit	2,788.8	—	2,788.8	32.4	2,821.2
as % of Net revenues	60.0%		60.0%		60.0%
Selling, general and administrative expenses	2,283.7	157.9	2,125.8	28.7	2,154.5
as % of Net revenues	49.1%		45.7%		45.8%
Amortization expense	90.2	—	90.2	0.2	90.4
Restructuring costs	29.4	29.4	—	—	—
Acquisition-related costs	8.9	8.9	—	—	—
Asset impairment charges	1.5	1.5	—	—	—
Gain on sale of asset	(19.3)	(19.3)	—	—	—
Operating income	394.4	178.4	572.8	$3.5	$576.3
as % of Net revenues	8.5%		12.3%		12.3%
Interest expense, net	76.5	—	76.5
Other (income), net	(0.8)	—	(0.8)
Income before income taxes	318.7	178.4	497.1
Provision for income taxes	116.8	(23.2)	140.0
Net income	201.9	155.2	357.1
Net income attributable to noncontrolling interests	15.7	—	15.7
Net income attributable to redeemable noncontrolling interests	18.2	—	18.2
Net income attributable to Coty Inc.	$168.0	$155.2	$323.2
as % of Net revenues	3.6%		7.0%

EPS (diluted)	0.42		0.82

	Year Ended June 30, 2012
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)

Net revenues	$4,611.3	$—	$4,611.3
Cost of sales	1,824.0	0.5	1,823.5
Gross Profit	2,787.3	(0.5)	2,786.8
as % of Net revenues	60.4%		60.4%
Selling, general and administrative expenses	2,299.4	140.8	2,158.6
as % of Net revenues	49.9%		46.8%
Amortization expense	100.1	6.8	93.3
Restructuring costs	11.1	11.1	—
Acquisition-related costs	10.3	10.3	—
Asset impairment charges	575.9	575.9	—
Operating (loss) income	(209.5)	745.4	535.9
as % of Net revenues	(4.5%)		11.6%
Interest expense, net	89.6	7.0	82.6
Other expense (income), net	32.0	37.4	(5.4)
(Loss) income before income taxes	(331.1)	789.8	458.7
(Benefit) provision for income taxes	(37.8)	(164.7)	126.9
Net (loss) income	(293.3)	625.1	331.8
Net income attributable to noncontrolling interests	13.7	—	13.7
Net income attributable to redeemable noncontrolling interests	17.4	—	17.4
Net (loss) income attributable to Coty Inc.	$(324.4)	$625.1	$300.7
as % of Net revenues	(7.0%)		6.5%

EPS (diluted)	(0.87)		0.78

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

	Three Months Ended June 30, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency

Net revenues	$1,058.8	$—	$1,058.8	$1.0	$1,059.8
Cost of sales	438.4	—	438.4	1.1	439.5
Gross Profit	620.4	—	620.4	(0.1)	620.3
as % of Net revenues	58.6%		58.6%		58.5%
Selling, general and administrative expenses	594.0	42.8	551.2	(1.7)	549.5
as % of Net revenues	56.1%		52.1%		51.8%
Amortization expense	23.8	—	23.8	(0.2)	23.6
Restructuring costs	26.3	26.3	—	—	—
Acquisition-related costs	0.2	0.2	—	—	—
Operating (loss) income	(23.9)	69.3	45.4	$1.8	$47.2
as % of Net revenues	(2.3%)		4.3%		4.5%
Interest expense, net	21.0	—	21.0
Other (income), net	(0.2)	—	(0.2)
(Loss) income before income taxes	(44.7)	69.3	24.6
Provision for income taxes	11.5	2.9	8.6
Net (loss) income	(56.2)	72.2	16.0
Net income attributable to noncontrolling interests	2.9	—	2.9
Net income attributable to redeemable noncontrolling interests	3.2	—	3.2
Net (loss) income attributable to Coty Inc.	$(62.3)	$72.2	$9.9
as % of Net revenues	(5.9%)		0.9%

EPS (diluted)	(0.16)		0.03

	Three Months Ended June 30, 2012
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)

Net revenues	$1,023.4	$—	$1,023.4
Cost of sales	400.4	—	400.4
Gross Profit	623.0	—	623.0
as % of Net revenues	60.9%		60.9%
Selling, general and administrative expenses	602.0	14.0	588.0
as % of Net revenues	58.8%		57.5%
Amortization expense	23.4	—	23.4
Restructuring costs	7.2	7.2	—
Acquisition-related costs	1.9	1.9	—
Asset impairment charges	473.9	473.9	—
Operating (loss) income	(485.4)	497.0	11.6
as % of Net revenues	(47.4%)		1.1%
Interest expense, net	16.0	(1.5)	17.5
Other expense, net	2.2	—	2.2
(Loss) before income taxes	(503.6)	495.5	(8.1)
(Benefit) for income taxes	(152.3)	(140.5)	(11.8)
Net (loss) income	(351.3)	355.0	3.7
Net income attributable to noncontrolling interests	2.3	—	2.3
Net income attributable to redeemable noncontrolling interests	3.7	—	3.7
Net (loss) attributable to Coty Inc.	$(357.3)	$355.0	$(2.3)
as % of Net revenues	(34.9%)		(0.2%)

EPS (diluted)	(0.95)		(0.01)

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items.

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME

	Three Months Ended June 30,			Year Ended June 30,
(in millions)	2013	2012	Change	2013	2012	Change
Reported Operating (Loss) Income	$(23.9)	$(485.4)	(95%)	$394.4	$(209.5)	>100%
% of Net revenues	(2.3%)	(47.4%)		8.5%	(4.5%)
Share-based compensation expense adjustment (a)	31.2	1.3	>100%	120.3	109.9	9%
Reported Operating Income (Loss) adjusted for share-based compensation adjustment	$7.3	$(484.1)	>100%	$514.7	$(99.6)	>100%
% of Net revenues	0.7%	(47.3%)		11.1%	(2.2%)
Other adjustments:
Restructuring costs (b)	26.3	7.2	>100%	29.4	11.1	>100%
Real estate consolidation program (c)	6.4	5.6	14%	22.5	12.4	81%
Acquisition-related costs (d)	0.2	2.1	(90%)	9.6	18.7	(49%)
Public entity preparedness costs (e)	3.5	3.9	(10%)	7.7	4.5	71%
Business structure realignment programs (f)	1.7	3.0	(43%)	6.7	12.9	(48%)
Asset impairment charges (g)	—	473.9	(100%)	1.5	575.9	(100%)
Gain on sale of asset (h)	—	—	N/A	(19.3)	—	N/A
Total other adjustments to Reported Operating (Loss) Income	38.1	495.7	(92%)	58.1	635.5	(91%)
Adjusted Operating Income	$45.4	$11.6	>100%	$572.8	$535.9	7%
% of Net revenues	4.3%	1.1%		12.3%	11.6%

(a)	Following June 12, 2013, the effective date of the share-based compensation plan amendments, the component of share-based compensation expense represents the difference between equity plan accounting using the grant date fair value and equity plan accounting using the June 12, 2013 fair value. Prior to June 12, 2013, the component of the share-based compensation expense included represented the difference between share-based compensation expense accounted for under equity plan accounting based on grant date fair value, and under liability plan accounting. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(b)	Charges related to restructuring programs which primarily reflect employee-related costs. These amounts are included in restructuring costs in the Consolidated Statements of Operations in Corporate.

(c)	Charges related to the consolidation of real estate in New York. The Company expects to incur additional costs associated with the consolidation of real estate in New York in fiscal 2014. We expect the real estate consolidation program to be completed in fiscal 2014. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(d)	Charges related to transaction costs, integration costs and acquisition accounting impacts for the 2011 Acquisitions, certain due diligence and acquisition-related costs incurred in connection with certain completed and/or contemplated acquisition offers and contemplated acquisition offers that were withdrawn. These amounts are included in acquisition-related costs, selling, general and administrative expenses, amortization expense and cost of sales in the Consolidated Statements of Operations in Corporate. Acquisition-related costs include items in addition to what is recorded in the acquisition-related costs line item in the Consolidated Statements of Operations. Additional items include internal integration costs and acquisition accounting impacts.

(e)	Charges related to consulting, audit, legal, filing and printing costs associated with preparation and filing of the registration statement and consulting costs related to Sarbanes-Oxley compliance. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(f)	Charges related to position eliminations in certain administrative functions, structural reorganization in Geneva, the buy-back of certain distribution rights in selected EMEA markets and certain other programs in North America. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(g)	Charges related to impairments of certain property and equipment and intangible assets. These amounts are included in asset impairment charges in the Consolidated Statements of Operations in the Skin & Body Care segment and in Corporate.

(h)	Income related to the termination of one of our licenses by mutual agreement with the original licensor. This amount was recorded in gain on sale of assets in the Consolidated Statements of Operations in Corporate.

RECONCILIATION OF REPORTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES TO ADJUSTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES

	Year Ended June 30, 2013			Year Ended June 30, 2012
(in millions)	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	(Loss) Income Before Income Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate
Reported income (loss) before income taxes	$318.7	116.8	36.6%	$(331.1)	(37.8)	11.4%
Share-based compensation expense adjustment(a)	120.3	8.0		109.9	12.0
Other adjustments to Operating Income(a)	58.1	15.2		635.5	152.2
Other adjustments(b)	—	—		44.4	15.4
Tax impact on foreign income inclusion(c)	—	—		—	(14.9)
Adjusted Income Before Income Taxes(d)	$497.1	$140.0	28.2%	$458.7	$126.9	27.7%

(a)	See “Reconciliation of Operating Income (Loss) to Adjusted Operating Income.”

(b)	See “Reconciliation of Net Income (Loss) Attributable to Coty Inc. to Adjusted Net Income Attributable to Coty Inc.”

(c)	Reflects an adjustment to our tax provision equal to the tax expense associated with certain foreign income that was subject to tax in the U.S. during fiscal 2011 under the provisions of Internal Revenue Code Sections 951 through 954 (“Subpart F”), but that should no longer be subject to Subpart F as a result of structural changes in our organization. This change is reflected in the provision for income taxes in the Consolidated Statements of Operations for periods following its implementation.

(d)	Cash paid and payable for income taxes for all years presented was less than the provision for income taxes for Adjusted Income Before Income Taxes primarily due to tax benefits of $23.8 associated with the amortization of goodwill and other intangible assets from the fiscal 2011 acquisitions of OPI and philosphy and the utilization of net operating losses in the United States and Germany.

The annual current tax benefit associated with the amortization of goodwill and other intangible assets for OPI and philosophy acquisitions will continue through fiscal 2022. This tax benefit is not reflected in Adjusted Net Income Attributable to Coty Inc. The impact of this tax benefit pre share was $0.04 for fiscal 2011 and $0.06 for fiscal 2012 and 2013. Assuming the same number of shares outstanding at June 30, 2013, the impact will remain $0.06 per share through 2022.

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended June 30,			Year Ended June 30,
(in millions)	2013	2012	Change	2013	2012	Change
Reported Net (Loss) Income Attributable to Coty Inc.	$(62.3)	$(357.3)	(83%)	$168.0	$(324.4)	>100%
% of Net revenues	(5.9%)	(34.9%)		3.6%	(7.0%)
Share-based compensation expense adjustment (a)	31.2	1.3	>100%	120.3	109.9	9%
Change in tax provision due to share-based compensation expense adjustment	15.9	(32.1)	>100%	(8.0)	(12.0)	33%
Net (Loss) Income adjusted for share-based compensation expense adjustment	(15.2)	(388.1)	(96%)	280.3	(226.5)	>100%
% of Net revenues	(1.4%)	(37.9%)		6.0%	(4.9%)
Other adjustments to Reported Net (Loss) Income Attributable to Coty Inc.:
Other adjustments to Operating (Loss) Income (a)	38.1	495.7	(92%)	58.1	635.5	(91%)
Loss on foreign currency contract (b)	—	—	N/A	—	37.4	(100%)
Acquisition-related interest expense (c)	—	(1.5)	100%	—	7.0	(100%)
Total other adjustments to Reported Net (Loss) Income Attributable to Coty Inc.	38.1	494.2	(92%)	58.1	679.9	(91%)
Change in tax provision due to other adjustments to Reported Net (Loss)
Income Attributable to Coty Inc.	(13.0)	(114.3)	89%	(15.2)	(167.6)	91%
Tax impact on foreign income inclusion (d)	—	5.9	(100%)	—	14.9	(100%)
Adjusted Net Income (Loss) attributable to Coty Inc.	$9.9	$(2.3)	>100%	$323.2	$300.7	7%
% of Net revenues	0.9%	(0.2%)		7.0%	6.5%
Per Share Data:
Adjusted weighted-average common shares (e)
Basic	383.0	377.3		381.7	373.0
Diluted	394.7	377.3		396.4	384.6
Adjusted Net Income Attributable to Coty Inc. per Common Share (f):
Basic	0.03	(0.01)		0.85	0.81
Diluted	0.03	(0.01)		0.82	0.78

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income.”
(b)	Loss on foreign currency contract to hedge foreign currency exposure associated with a contemplated acquisition opportunity that was withdrawn. This amount is included in other expense, net in the Consolidated Statements of Operations.
(c)	Interest expense associated with the obligations related to the purchase of TJoy. This amount is included in interest expense, net in the Consolidated Statements of Operations.
(d)	Reflects an adjustment to our tax provision equal to the tax expense associated with certain foreign income that was subject to tax in the U.S. during fiscal 2011 and 2010 under the provisions of Internal Revenue Code Sections 951 through 954 (“Subpart F”), but that should no longer be subject to Subpart F as a result of structural changes in our organization. Effective fiscal 2012, we created a fragrance “Center of Excellence” for research and development and centralized global supply chain management in Geneva, Switzerland. As a result of these changes to our organizational and management structure, Subpart F should no longer apply to income associated with our operations in Geneva and, accordingly, tax expense associated with certain foreign-based income will be reduced in the future. This change is reflected in the provision for income taxes in the Consolidated Statements of Operations for periods following its implementation.
(e)	For all periods presented the adjusted number of common shares used to calculate non-GAAP adjusted basic and diluted net income attributable to Coty Inc. per common share is identical to the number of common and diluted shares used to calculate GAAP net income (loss) per common share, except for the three months ended June 30, 2013 and fiscal 2012. For the three months ended June 30, 2013 and fiscal 2012, using the treasury stock method, the number of adjusted diluted common shares to calculate non-GAAP adjusted diluted net income per common share were 11.7 and 11.6 million, respectively, higher than the number of common shares used to calculate GAAP diluted net loss per common share, due to the potentially dilutive effect of certain securities issuable under our share-based compensation plans, which were considered anti-dilutive for calculating GAAP diluted net loss per common share.
(f)	The annual current tax benefit associated with the amortization of goodwill and other intangible assets for OPI and Philosophy was $13.0 as of June 30, 2011 and is approximately $23.8 as of June 30, 2013 and 2012 and will remain as such through fiscal 2022. This tax benefit is not reflected in Adjusted Net Income Attributable to Coty Inc. The impact of this tax benefit per share was $0.02 for the three months ended June 30, 2013 and 2012 and $0.04 for fiscal 2011 and $0.06 for fiscal 2013 and 2012. Based on the number of outstanding shares at June 30, 2013, the impact will remain $0.06 per share through 2022.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Year Ended June 30
(in millions)	2013	2012
Net cash provided by operating activities	$463.9	$589.3
Capital expenditures	(193.9)	(177.4)
Payments for contingent consideration for business combinations	(30.0)	(30.0)
Free cash flow	$240.0	$381.9

Cash used for private company stock option exercises	154.5	4.0
Free cash flow excluding cash used for private company stock option exercises	$394.5	$385.9

NET REVENUES AND ADJUSTED OPERATING INCOME BY SEGMENT

	Year Ended June 30,
					Adjusted
			Percent Change		Operating		Percent Change
	Net Revenues		Reported	Constant	Income (Loss)		Reported	Constant
(in millions)	2013	2012	Basis	Currency	2013	2012	Basis	Currency

Fragrances	$2,490.7	$2,452.8	2%	3%	$369.7	$340.5	9%	9%
Color Cosmetics	1,468.5	1,430.6	3%	4%	208.8	200.2	4%	4%
Skin & Body Care	689.9	727.9	(5%)	(4%)	(5.7)	(4.8)	N/M	N/M
Total	$4,649.1	$4,611.3	1%	2%	$572.8	$535.9	7%	8%

	Three Months Ended June 30,
					Adjusted
			Percent Change		Operating		Percent Change
	Net Revenues		Reported	Constant	Income (Loss)		Reported	Constant
(in millions)	2013	2012	Basis	Currency	2013	2012	Basis	Currency
Fragrances	$490.4	$464.6	6%	6%	$19.4	$(2.6)	>100%	>100%
Color Cosmetics	385.1	386.3	(0%)	0%	28.1	30.2	(7%)	(4%)
Skin & Body Care	183.3	172.5	6%	6%	(2.1)	(16.0)	N/M	N/M
Total	$1,058.8	$1,023.4	3%	4%	$45.4	$11.6	>100%	>100%

NET REVENUES BY GEOGRAPHIC REGION

	Year Ended June 30,

			Change
	Net Revenues		Reported	Constant
(in millions)	2013	2012	Basis	Currency

Americas	$1,914.8	$1,874.5	2%	2%
EMEA	2,188.9	2,218.0	(1%)	1%
Asia Pacific	545.4	518.8	5%	5%
Total	$4,649.1	$4,611.3	1%	2%

	Three Months Ended June 30,

			Change
	Net Revenues		Reported	Constant
(in millions)	2013	2012	Basis	Currency

Americas	$429.7	$430.5	(0%)	(0%)
EMEA	498.2	473.3	5%	5%
Asia Pacific	130.9	119.6	9%	11%
Total	$1,058.8	$1,023.4	3%	4%

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME BY SEGMENT

	Year Ended June 30, 2013
					Adjusted
				Foreign	Results at
	Reported		Adjusted	Currency	Constant
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)	Translation	Currency
OPERATING INCOME (LOSS)
Fragrances	$369.7	$—	$369.7	$1.6	$371.3
Color Cosmetics	208.8	—	208.8	0.2	209.0
Skin & Body Care	(5.7)	—	(5.7)	1.7	(4.0)
Corporate	(178.4)	(178.4)	—	—	—
Total	$394.4	$(178.4)	$572.8	$3.5	$576.3

OPERATING MARGIN
Fragrances	14.8%		14.8%		14.7%
Color Cosmetics	14.2%		14.2%		14.1%
Skin & Body Care	(0.8)%		(0.8)%		(0.6)%
Corporate	N/A		N/A		N/A
Total	8.5%		12.3%		12.3%

	Year Ended June 30, 2012

	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$340.5	$—	$340.5
Color Cosmetics	200.2	—	200.2
Skin & Body Care	(577.8)	(573.0)	(4.8)
Corporate	(172.4)	(172.4)	—
Total	$(209.5)	$(745.4)	$535.9

OPERATING MARGIN
Fragrances	13.9%		13.9%
Color Cosmetics	14.0%		14.0%
Skin & Body Care	(79.4)%		(0.7)%
Corporate	N/A		N/A
Total	(4.5)%		11.6%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

	Three Months Ended June 30, 2013
					Adjusted
				Foreign	Results at
	Reported		Adjusted	Currency	Constant
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)	Translation	Currency
OPERATING INCOME (LOSS)
Fragrances	$19.4	$—	$19.4	$0.5	$19.9
Color Cosmetics	28.1	—	28.1	0.9	29.0
Skin & Body Care	(2.1)	—	(2.1)	0.4	(1.7)
Corporate	(69.3)	(69.3)	—	—	—
Total	$(23.9)	$(69.3)	$45.4	$1.8	$47.2

OPERATING MARGIN
Fragrances	4.0%		4.0%		4.1%
Color Cosmetics	7.3%		7.3%		7.5%
Skin & Body Care	(1.1)%		(1.1)%		(0.9)%
Corporate	N/A		N/A		N/A
Total	(2.3)%		4.3%		4.5%

	Three Months Ended June 30, 2012

	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$(2.6)	$—	$(2.6)
Color Cosmetics	30.2	—	30.2
Skin & Body Care	(489.5)	(473.5)	(16.0)
Corporate	(23.5)	(23.5)	—
Total	$(485.4)	$(497.0)	$11.6

OPERATING MARGIN
Fragrances	(0.6)%		(0.6)%
Color Cosmetics	7.8%		7.8%
Skin & Body Care	(283.8)%		(9.3)%
Corporate	N/A		N/A
Total	(47.4)%		1.1%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30		Twelve Months Ended June 30
(in millions, except per share data)	2013	2012	2013	2012

Net revenues	$1,058.8	$1,023.4	$4,649.1	$4,611.3
Cost of sales	438.4	400.4	1,860.3	1,824.0
as % of Net revenues	41.4%	39.1%	40.0%	39.6%
Gross profit	620.4	623.0	2,788.8	2,787.3
Gross margin	58.6%	60.9%	60.0%	60.4%
Selling, general and administrative expenses	594.0	602.0	2,283.7	2,299.4
as % of Net revenues	56.1%	58.8%	49.1%	49.9%
Amortization expense	23.8	23.4	90.2	100.1
Restructuring costs	26.3	7.2	29.4	11.1
Acquisition-related costs	0.2	1.9	8.9	10.3
Asset impairment charges	—	473.9	1.5	575.9
Gain on sale of assets	—	—	(19.3)	—
Operating (loss) income	(23.9)	(485.4)	394.4	(209.5)
as % of Net revenues	(2.3%)	(47.4%)	8.5%	(4.5%)
Interest expense, net	21.0	16.0	76.5	89.6
Other expense (income), net	(0.2)	2.2	(0.8)	32.0
(Loss) income before income taxes	(44.7)	(503.6)	318.7	(331.1)
as % of Net revenues	(4.2%)	(49.2%)	6.9%	(7.2%)
(Benefit) provision for income taxes	11.5	(152.3)	116.8	(37.8)
Net (loss) income	(56.2)	(351.3)	201.9	(293.3)
as % of Net revenues	(5.3%)	(34.3%)	4.3%	(6.4%)
Net income attributable to noncontrolling interests	2.9	2.3	15.7	13.7
Net income attributable to redeemable noncontrolling interests	3.2	3.7	18.2	17.4
Net (loss) income attributable to Coty Inc.	$(62.3)	$(357.3)	$168.0	$(324.4)
as % of Net revenues	(5.9%)	(34.9%)	3.6%	(7.0%)
Net (loss) income attributable to Coty Inc. per common share:
Basic	$(0.16)	$(0.95)	$0.44	$(0.87)
Diluted	(0.16)	(0.95)	0.42	(0.87)
Weighted-average common shares outstanding:
Basic	383.0	377.3	381.7	373.0
Diluted	383.0	377.3	396.4	373.0

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS BALANCE SHEETS

	June 30	June 30
(in millions)	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$920.4	$609.4
Trade receivables—less allowances of $14.5 and $19.6, respectively	622.7	580.5
Inventories	608.2	648.3
Prepaid expenses and other current assets	191.2	220.3
Deferred income taxes	74.4	80.0
Total current assets	2,416.9	2,138.5
Property and equipment, net	500.7	465.8
Goodwill	1,543.2	1,490.5
Other intangible assets, net	1,956.6	2,033.9
Deferred income taxes	9.2	7.7
Other noncurrent assets	43.4	47.0
TOTAL ASSETS	$6,470.0	$6,183.4
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$711.7	$694.6
Accrued expenses and other current liabilities	671.1	982.0
Short-term debt and current portion of long-term debt	40.1	190.1
Income and other taxes payable	34.8	41.5
Deferred income taxes	5.5	4.8
Total current liabilities	1,463.2	1,913.0
Long-term debt	2,590.1	2,270.2
Pension and post-employment benefits	241.3	245.9
Deferred income taxes	320.0	287.7
Other noncurrent liabilities	239.9	329.1
Total liabilities	4,854.5	5,045.9
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK	—	172.4
REDEEMABLE NONCONTROLLING INTERESTS	105.8	95.9
EQUITY:
Common stock	3.8	4.0
Additional paid-in capital	1,943.9	1,496.2
Accumulated deficit	(329.0)	(390.3)
Accumulated other comprehensive loss	(118.6)	(147.2)
Treasury stock	(6.1)	(105.5)
Total Coty Inc. stockholders’ equity	1,494.0	857.2
Noncontrolling interests	15.7	12.0
Total equity	1,509.7	869.2
TOTAL LIABILITIES REDEEMABLE COMMON STOCK, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,470.0	$6,183.4

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended June 30
(in millions)	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$201.9	$(293.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	259.6	246.0
Asset impairment charges	1.5	575.9
Deferred income taxes	29.9	(153.6)
Provision for bad debts	3.2	5.5
Provision for pension and other post-employment benefits	16.1	14.2
Share-based compensation	144.4	142.6
Gain on sale of asset	(19.3)	—
Other	(5.3)	18.8
Change in operating assets and liabilities:
Trade receivables	(36.7)	(42.9)
Inventories	48.8	(15.7)
Prepaid expenses and other assets	39.4	(25.6)
Accounts payable	2.4	63.6
Accrued expenses and other liabilities	(215.3)	23.3
Tax accruals	(6.7)	30.5
Net cash provided by operating activities	463.9	589.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(193.9)	(177.4)
Payments for business combinations, net of cash acquired	(31.0)	(129.1)
Payments for contingent consideration for business combinations	(30.0)	(30.0)
Proceeds from sale of long-lived assets	25.0	2.6
Net cash used in investing activities	(229.9)	(333.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short-term debt, original maturity more than three months	43.1	34.6
Net repayments of short-term debt, original maturity more than three months	(55.5)	(23.6)
Net (repayments of) proceeds from short-term debt	(10.7)	13.7
Proceeds from revolving loan facilities	1,148.5	1,554.5
Repayments of revolving loan facilities	(957.0)	(1,841.0)
Proceeds from issuance of term loans	1,250.0	1,250.0
Repayments of term loans	(1,250.0)	(1,150.0)
Dividend payment	(57.4)	—
Net proceeds from issuance of common stock	6.2	127.0
Payments for repurchase of common stock	(7.5)	—
Net proceeds (payments) from foreign currency contracts	1.5	(4.8)
Net payments of interest rate sw aps	—	(4.0)
Acquisition of noncontrolling interest	—	(8.0)
Proceeds from noncontrolling interests	1.7	—
Distributions to noncontrolling interests	(13.5)	(11.3)
Distributions to redeemable noncontrolling interests	(20.5)	(18.5)
Payment of deferred financing fees	(9.9)	(16.3)
Net cash provided by (used in) financing activities	69.0	(97.7)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	8.0	(59.1)
NET INCREASE IN CASH AND CASH EQUIVALENTS	311.0	98.6
CASH AND CASH EQUIVALENTS—Beginning of year	609.4	510.8
CASH AND CASH EQUIVALENTS—End of year	$920.4	$609.4
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for interest	$71.0	$76.4
Cash paid during the year for income taxes	84.0	67.4
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES
Accrued capital expenditure additions	$56.7	$44.6

CONTACT: Investor Relations: Kevin Monaco, 212-389-6815, Senior Vice President, Treasurer and Investor Relations; Media: Catherine Walsh, 212-389-7346, Senior Vice President, Corporate Communications